Exhibit 99.1

VERIFONE NAMES PAUL GALANT CHIEF EXECUTIVE OFFICER

Former CEO of Citi Enterprise Payments Brings Proven Track Record of Global,

Multi-Channel Payment Innovation, and Financial Industry Leadership

SAN JOSE, Calif.—September 23, 2013—The Board of Directors of VeriFone Systems, Inc. (NYSE: PAY) announced today that it has appointed Paul Galant Chief Executive Officer and Member of the Board of Directors, effective October 1, 2013.

Prior to joining VeriFone, Mr. Galant, 45, served as the CEO of Citigroup Inc.’s Enterprise Payments business since 2010. In this role, Mr. Galant developed innovative digital payments services for Citi’s institutional and government clients, enabling them to expand into growth markets and helping them to meet their consumers’ current and future needs for secure mobile payments and commerce. Before that, from 2009, Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Consumer Credit Cards business during a period of dramatic change in the industry and positioned it for growth. Prior to that, from 2007, he was CEO of Citi Transaction Services, establishing the business as a core growth engine for Citi and expanding it into new product lines and markets serving Citi’s largest institutional and government clients.

Dr. Leslie Denend, VeriFone’s Interim Non-Executive Chairman, said, “Following an extensive search process, that considered a broad list of highly qualified candidates, Paul was deemed unanimously by the Board to have the best combination of professional experience and leadership skills to continue to capitalize on the solid progress we have made in recent months. His experience in guiding businesses through industry change and his track record in multi-channel payment innovation will position the company strategically for continued growth and long-term value creation.”

Mr. Galant said, “I am honored to have been selected as VeriFone’s new CEO. I am impressed with the progress the company has made during the past year and recognize there is still much work to be done. I am committed to VeriFone’s business success and look forward to working with the talented senior leadership team and VeriFone’s 5,500 employees worldwide to deliver the quality and innovation that our clients need and the value that our shareholders expect. VeriFone has established a tremendous presence in the payments ecosystem with its managed services, platform software and data analytics offerings across its core global network of

VeriFone, Inc. | 2099 Gateway Place, Suite 600 | San Jose, CA 95110 | USA

(t) 408-232-7800 | (f) 408-232-7811 | www.verifone.com

more than 20 million devices in 150 countries. This is a strong foundation to build upon, and I look forward to continuing to serve our clients and grow our device and services businesses leveraging new technologies and powering new commerce channels.”

“Over the past six months, VeriFone has made important strides implementing our broad transformation effort to increase our value-added services and software offerings,” said Dr. Denend. “On behalf of the entire board, I would like to thank Rich McGinn, who agreed to step in as our Interim CEO at a critical time in our history. As a consequence of his efforts and those of other outstanding executives, VeriFone is now well-positioned as we look to our future under Paul’s leadership.”

Paul Galant Extended Biography

Prior to joining VeriFone, Paul Galant was CEO of the Citi Enterprise Payments business which serves institutional clients and leverages the bank’s industry-leading wholesale and retail payment capabilities across regions and organizations globally. In this role, Paul oversaw the design, marketing, and implementation of global business-to-consumer and consumer-to-business digital payments solutions for the world’s largest corporations, financial institutions, and governments.

Prior to this, Paul served as the CEO of Citi Cards, leading Citi’s North American and International Credit Cards business through a time of dramatic change in the industry. Citi’s global credit card business is a market leader and provides credit and payments instruments for consumers and institutions in 50 countries across six continents.

Earlier, Paul served as CEO of Citi Transaction Services, a division of Citi’s Institutional Clients Group. Transaction Services is one of Citi’s publicly reported business lines, offering award winning and industry leading Treasury and Trade Solutions, and Securities and Fund Services capabilities to corporations, financial institutions, governments, and investment advisors in 100+ countries.

Previously, he was the Global Head of the Cash Management business, one of the largest processors of payments globally, covering all geographic regions including North America, Latin America, Europe, the Middle East, Africa and Asia Pacific. Under Paul’s leadership the Cash Management business experienced record growth and a significant improvement in its operating performance. It was also recognized for innovation and excellence by many publications including Euromoney, The Banker, and Global Finance.

Before this, Paul was Global Head of eCommerce and Market Data Strategy for Citi Corporate and Investment Banking. Paul and his team set strategic direction and executed eCommerce initiatives, set market data strategy, and developed global agreements.

VeriFone, Inc. | 2099 Gateway Place, Suite 600 | San Jose, CA 95110 | USA

(t) 408-232-7800 | (f) 408-232-7811 | www.verifone.com

Previous positions before joining Citi were with Donaldson, Lufkin and Jenrette as Global Head of eCommerce, and Head of Financial Engineering within Debt Capital Markets; with both Smith Barney and Credit Suisse heading Financial Engineering Divisions; and as President and Founder of BTP Information Services, Inc.

Paul holds a B.S. from Cornell University where he graduated a Phillip Merrill Scholar. He has served as Chairman of the NY Federal Reserve Bank Payments Risk Committee, and Chairman of The Clearing House Secure Digital Payments LLC, and is an Executive Member on the NY Weill Cornell Medical Center Council. He was featured in Institutional Investor’s “Online 40” (2010, 2008), Crain’s New York Business as a member of its “40 Under 40” (2006), Global Finance as a member of their “Who’s Who in Treasury and Cash Management” (2006) and by CNBC as a “Young Gun” in its “Five Under 40” profile (2006).

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership

VeriFone, Inc. | 2099 Gateway Place, Suite 600 | San Jose, CA 95110 | USA

(t) 408-232-7800 | (f) 408-232-7811 | www.verifone.com

position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

http://ir.verifone.com

Investor Relations:

Doug Reed, 408-232-7979

SVP, Treasury & Investor Relations

ir@verifone.com

or

Media Relations:

Leah Roscoe, 770-754-3442

VeriFone Media Relations

Leah_R1@verifone.com

VeriFone, Inc. | 2099 Gateway Place, Suite 600 | San Jose, CA 95110 | USA

(t) 408-232-7800 | (f) 408-232-7811 | www.verifone.com